Exhibit 99.1

Norwegian Cruise Line Holdings Ltd. Announces Launch of Secondary Public Offering by Selling Shareholders

MIAMI, November 15, 2017 — Norwegian Cruise Line Holdings Ltd. (Nasdaq: NCLH) (“Norwegian”) announced today the launch of a secondary public offering of 10,000,000 of its ordinary shares by certain funds affiliated with Apollo Global Management, LLC and Star NCLC Holdings Ltd. pursuant to an automatic shelf registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”). Norwegian will not sell any ordinary shares in the offering and will not receive any of the proceeds from the offering. The total number of Norwegian ordinary shares outstanding will not change as a result of the offering.

Morgan Stanley is acting as the sole underwriter for the offering.

A registration statement relating to Norwegian’s ordinary shares was previously filed with the SEC and became effective upon filing. Any offer or sale will be made only by means of a written prospectus supplement and accompanying prospectus forming a part of an effective registration statement. The prospectus supplement and accompanying prospectus may be obtained by contacting:

Morgan Stanley & Co. LLC

Attention: Prospectus Department

180 Varick Street, 2nd Floor

New York, NY 10014

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. (Nasdaq: NCLH) is a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release constitute forward-looking statements within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this release are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” and “future,” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of: adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy and other international events; the risks and increased costs associated with operating internationally; our expansion into and investments in new markets; breaches in data security or other disturbances to our information technology and other networks; the spread of epidemics and viral outbreaks; adverse incidents involving cruise ships; changes in fuel prices and/or other cruise operating costs; any impairment of our trade names or goodwill; our hedging strategies; our inability to obtain adequate insurance coverage; our substantial indebtedness, including the ability to raise additional capital to fund our operations, and to generate the necessary amount of cash to service our existing debt; restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business; the significant portion of our assets pledged as collateral under our existing debt agreements and the ability of our creditors to accelerate the repayment of our indebtedness; volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; fluctuations in foreign currency exchange rates; overcapacity in key markets or globally; our inability to recruit or retain qualified personnel or the loss of key personnel; future changes relating to how external distribution channels sell and market our cruises; our reliance on third parties to provide hotel management services to certain ships and certain other services; delays in our shipbuilding program and ship repairs, maintenance and refurbishments; future increases in the price of, or major changes or reduction in, commercial airline services; seasonal variations in passenger fare rates and occupancy levels at different times of the year; our ability to keep pace with developments in technology; amendments to our collective bargaining agreements for crew members and other employee relation issues; the continued availability of attractive port destinations; pending or threatened litigation, investigations and enforcement actions; changes involving the tax and environmental regulatory regimes in which we operate; and other factors set forth under "Risk Factors" in our most recently filed Annual Report on Form 10-K and subsequent filings by Norwegian with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations & Media Contacts

Andrea DeMarco

(305) 468-2339

InvestorRelations@nclcorp.com

Jordan Kever

(305) 436-4961